UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Exchange Act of 1934

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DOMINI SOCIAL INVESTMENT TRUST

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Domini Social Equity Fund

Proposed Investment Strategy Change

Presented by:

Kenneth Nostro

Director of Sales

June 06, 2006

[graphic]

©2006 Domini Social Investments LLC

For Investment Professional Use Only. Not for further distribution.

Agenda

•Firm Overview

•Philosophy and Domini Standards

•Performance and Characteristics

•Rationale for Investment Strategy Change

•Proposed Investment Process

•Portfolio Management Team

•Summary and Legal Disclosure

©2006 Domini Social Investments LLC

For Investment Professional Use Only. Not for further distribution.

Firm Overview

Domini Social Investments LLC

©2006 Domini Social Investments LLC

For Investment Professional Use Only. Not for further distribution.

Domini Social Investments LLC

Who We Are

•SEC Registered Investment Advisor

•3/31/06 Assets under management: $1.8 billion

•Exclusively focused on socially responsible investing

Strategy	Fund Name	Ticker
U.S. Equity	• Domini Social Equity Fund® • Domini Social Equity Fund® Class R • Domini Institutional Social Equity FundSM • Domini Social Equity PortfolioSM Class A	• DSEFX • DSFRX • DIEQX • DSEPX
U.S. Fixed Income	• Domini Social Bond Fund®	• DSBFX
European Equity	• Domini European Social Equity FundSM • Domini European Social Equity PortfolioSM Class A	• DEUFX • DEEPX
Money Market	• Domini Money Market Account®	NA
Donor-Advised Fund*	• Domini Fund for International GivingSM	NA

*Sponsored by the Domini Foundation, an independent 501(c)(3). Not an investment product, or a program or activity of Domini Social Investments LLC.

©2006 Domini Social Investments LLC

For Investment Professional Use Only. Not for further distribution.

Domini Funds Management

Strategy	Social & Environmental Investment Decisions	Portfolio Management
U.S. Equity	KLD Research & Analytics Domini 400 Social IndexSM maintenance	SSgA Funds Management Day-to-day trading & portfolio maintenance
U.S. Fixed Income	Domini Social gradient ratings & social standards	Seix Advisors Portfolio management Domini Community investing
European Equity	Domini Fundamental social and environmental analysis & standards	Wellington Management Portfolio management

©2006 Domini Social Investments LLC

For Investment Professional Use Only. Not for further distribution.

Leadership

Amy Domini

•Founder and CEO of Domini Social Investments and a founder of KLD Research & Analytics, Inc.

•Author or coauthor of five books including Socially Responsible Investing: Making a Difference and Making Money

•In 2000, Barron’s named her one of the mutual fund industry’s 25 most influential people of the century

•In April 2005, Time magazine named her one of 100 most influential people in the world.

•Ms. Domini holds a B.A. in international and comparative studies from Boston University, and holds the Chartered Financial Analyst designation

Steven Lydenberg

•Chief Investment Officer of Domini Social Investments and a founder of KLD Research & Analytics, Inc.

•Served as KLD’s research director from 1990 to 2001

•Author or coauthor of several books including the recently published Corporations and the Public Interest: Guiding the Invisible Hand

•Mr. Lydenberg holds a B.A. in English from Columbia College and an M.F.A. in theater arts from Cornell University, and holds the Chartered Financial Analyst designation

©2006 Domini Social Investments LLC

For Investment Professional Use Only. Not for further distribution.

Philosophy and Standards

Domini Social Equity Fund®

©2006 Domini Social Investments LLC

For Investment Professional Use Only. Not for further distribution.

Domini Social Equity Fund

Investment Philosophy

We believe that social, environmental and corporate governance standards help to identify superior companies and to encourage more responsible corporate behavior.

Through dialogue with companies we are able to influence them to change aspects of their business for the benefit of their shareholders, the environment, their customers, and their employees.

©2006 Domini Social Investments LLC

For Investment Professional Use Only. Not for further distribution.

Investing with Values

Domini Standards

•Domini applies consistent social and environmental standards to all of its products

•Governed by Standards Committee, including Amy Domini and Steve Lydenberg

•Equity: Standards designed to evaluate a corporation’s interactions with communities (local, national and global), ecosystems, employees, customers, suppliers, and investors

•Fixed Income: Asset selection guided by Social Impact Gradient

•Harmful and addictive products: alcohol, tobacco, and gambling excluded

•Industries contributing to geo-political instability: weapons contracting and nuclear power excluded

©2006 Domini Social Investments LLC

For Investment Professional Use Only. Not for further distribution.

Performance and Characteristics

©2006 Domini Social Investments LLC

For Investment Professional Use Only. Not for further distribution.

Domini Social Equity Fund

The Domini Social Equity Fund is a diversified, large-cap, passively managed equity index fund (seeks to track the Domini 400 Social IndexSM modeled after the S&P 500 and maintained by KLD Research & Analytics, Inc.).

Fund Name/ Ticker Symbol	Inception Date	Expense Ratio	Share Class	Minimum Investment	Net Assets
Domini Social Equity Fund (DSEFX)	6/3/91	0.95%1	Investor	$2,500	$1.19 Billion
Domini Social Equity Portfolio Class A (DSEPX)	5/1/05	0.95%1†	Advisor	$2,500	$459,000
Domini Social Equity Fund Class R (DSFRX)	11/28/03	0.63%1	Retirement	$2,500	$36.16 Million
Domini Institutional Social Equity Fund (DIEQX)	5/30/96	0.40%1	Institutional	$2 Million	$260.73 Million

Information as of 3/31/2006

1Until November 30, 2006, Domini Social Investments LLC has contractually agreed to waive certain fees and/or reimburse certain expenses, including management fees, so that, on a per annum basis, the Domini Social Equity Fund's Investor shares and Class A shares expenses will not exceed 0.95% of average daily net assets, the Fund’s R shares will not exceed 0.63% of daily net assets, and the Domini Institutional Social Equity Fund’s expenses will not exceed 0.40% of daily net assets.

†The Domini Social Equity Portfolio Class A shares are subject to a front-end sales charge of up to 4.75%. Please consult the prospectus or your Service Organization for more information about sales charges and breakpoints.

©2006 Domini Social Investments LLC

For Investment Professional Use Only. Not for further distribution.

DSEFX Performance

Average Annual Total Return as of March 31, 2006

	DSEFX	S&P 500
March	0.42	1.24
1Q06	3.31	4.21
1 Year	10.73	11.73
3 Year	14.93	17.22
5 Year	2.91	3.97
10 Year	8.32	8.95
Since Inception (6/3/91)	9.89	10.61*

* Since Inception date for the S&P 500 refers to performance since 6/3/91, the inception date of the DSEF Investor Shares.

Past performance is no guarantee of future results. The Fund’s returns quoted above represent past performance after all expenses. Economic and market conditions change, and both will cause investment return, principal value, and yield to fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance data quoted. For performance information current to the most recent month-end, call 1-800-582-6757 or visit www.domini.com. A 2.00% redemption fee is charged on sales or exchanges of shares made less than 60 days after the settlement of purchase or acquisition through exchange, with certain exceptions. See the Fund’s prospectus for further information.

The table and the graph do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Total return for the Domini Social Equity Fund is based on the Fund’s net asset values and assumes all dividends and capital gains were reinvested. An investment in the Fund is not a bank deposit and is not insured. You may lose money. Certain fees payable by the Fund were waived during the period, and the Fund’s average annual total returns would have been lower had these not been waived. The composition of the Fund’s portfolio is subject to change. The Standard & Poor’s 500 Index (S&P 500) is an unmanaged index of common stocks. Investors cannot invest directly in the S&P 500.

©2006 Domini Social Investments LLC

For Investment Professional Use Only. Not for further distribution.

DSEF and S&P 500 Sector Weightings

March 31, 2006

SECTOR	DSEFX*	S&P 500	DSEF OVER/ UNDERWEIGHT
Financials	21.31%	21.04%	0.27
Information Technology	20.05%	15.43%	4.62
Consumer Discretionary	14.68%	10.25%	4.43
Health Care	13.34%	12.99%	0.35
Consumer Staples	11.75%	9.30%	2.45
Industrials	7.10%	11.59%	(4.49)
Telecommunication Services	5.86%	3.33%	2.53
Energy	3.25%	9.81%	(6.56)
Materials	1.84%	3.08%	(1.24)
Utilities	0.82%	3.18%	(2.36)

Past performance is no guarantee of future results. The composition of the Fund’s portfolio is subject to change

Source: Standard & Poor’s

* This table reflects the composition of the Domini Social Equity Trust, the underlying portfolio in which the Fund invests.

©2006 Domini Social Investments LLC

For Investment Professional Use Only. Not for further distribution.

DSEF and S&P 500 Top Ten Holdings

March 31, 2006

Domini Social Equity Fund	Standard & Poor’s
◆Microsoft Corp. ◆Procter & Gamble Co. ◆Johnson & Johnson ◆J. P. Morgan Chase & Co. ◆Cisco Systems Inc. ◆Intel Corp. ◆Wells Fargo & Co. ◆AT&T Inc. ◆Verizon Communications ◆PepsiCo Inc.	◆ExxonMobil Corp. ◆General Electric Co. ◆Microsoft Corp. ◆Citigroup Inc. ◆Bank of America Corp. ◆Procter & Gamble Co. ◆Pfizer Inc. ◆Johnson & Johnson ◆American Int’l Group Inc. ◆Altria Group Inc.
Top Ten = 23.43%	Top Ten = 19.66%

Past performance is no guarantee of future results. The composition of the Fund’s portfolio is subject to change

©2006 Domini Social Investments LLC

For Investment Professional Use Only. Not for further distribution.

Rationale for Investment Strategy Change

©2006 Domini Social Investments LLC

For Investment Professional Use Only. Not for further distribution.

Capitalize on SRI Advantage

New approach designed to more effectively capture the financial value of social and environmental analysis:

•Historically, social and environmental analysis has contributed to positive stock selection.

•Market capitalization-weighted indexing strategy has offset positive stock selection effect, by exacerbating industry and sector biases.

•Domini-Wellington process is designed to help capitalize on positive stock selection effect, while reducing industry and sector biases through optimization techniques.

©2006 Domini Social Investments LLC

For Investment Professional Use Only. Not for further distribution.

Wellington Management

◆100% focused on investment management

◆Independent, proprietary research

◆Client assets over $542 billion as of 03/31/06

◆Quantitative Investment Group, $33 Billion AUM

◆12 Quantitative Analysts

◆15 years average professional experience

◆Began managing client assets in 1928

[graphic:

QE Model inception. Extensive re-design.	Global QE model development.	Extensive research on non-US developed markets.	Enhanced earnings momentum composite and DDM.	Sector level models. Increased factor diversity.	Enhancements to price momentum factor.	Adjustments for IFRS accounting standards.
1988	1992	1998	2001	2002	2004	2005

]

©2006 Domini Social Investments LLC

For Investment Professional Use Only. Not for further distribution.

Secular stock market trend

Price-to-Earnings valuations make a difference

16-yr market cycle + high P/E’s => expect flat markets to persist

Figure 3. S&P 500 Index, 1928-2004

[graphic: line graph charting performance of S&P 500 Index and showing Consolidation and Expansion Periods for the period from 1928-2004]

Combining Technical and Fundamental Analysis
John Bollinger. CFA Institute Conference Proceedings.
June 2005. Vol. 2005, No. 4: 60-70.

Figure 4. P/E Based on Smoothed 10-Year Real Earnings, 1871-March 2004

[graphic: line graph charting P/E Based on Smoothed 10-Year Real Earnings, 1871-March 2004]

Managing Assets in a World of Higher
Volatility and Lower Returns
Robert Arnott. CFA Institute Conference Proceedings. July 2004, Vol. 2004, No. 4: 39-52.

©2006 Domini Social Investments LLC

For Investment Professional Use Only. Not for further distribution.

Proposed Investment Process

©2006 Domini Social Investments LLC

For Investment Professional Use Only. Not for further distribution.

Domini Social Investments

Proposed Investment Strategy

◆Primarily large-cap, US equity

◆Benchmark: S&P 500

◆Expected tracking risk: 2% - 4%

◆Approximate number of core holdings: 65 – 100

◆Targeted sector weights: ±3%

©2006 Domini Social Investments LLC

For Investment Professional Use Only. Not for further distribution.

Domini Social Investments

Proposed Investment Process

◆Similar portfolio construction process to the Domini European Social Equity Fund.

[graphic: U.S. Stock Universe -- Domini Approved Universe -- Portfolio]

◆Value-added through three steps:

•Domini’s social and environmental standards
•Domini’s universe optimized to S&P 500
•Wellington Management’s stock selection and portfolio construction

©2006 Domini Social Investments LLC

For Investment Professional Use Only. Not for further distribution.

Proposed Portfolio Construction Process

Step 1: Apply Domini social & environmental standards

[graphic: U.S. Stock Universe -- Domini Approved Universe]

[graphic:

- Third Party Research Providers
- Co. Website
- Co. Reports	--
-NGOs

Input Research--

- SRI Research Tab
- Research Transaction Log
- Company Files Folder

--Domini Database

Formulate Analysis--

- Summary Profiles
- Industry Key Factors

Analyst Evaluation--

- DSEFX Investment Committee-- Domini Standards Committee
- Approve for Portfolio
- Do not approve for Portfolio
- Follow-up research needed

Investment Committee Evaluation

-- Add to, or remove from, watchlist]

©2006 Domini Social Investments LLC

For Investment Professional Use Only. Not for further distribution.

Proposed Portfolio Construction Process

Step 2: Universe ranked with quantitative equity model

[graphic:

Wellington Management’s quantitative equity model ranks companies based on value and momentum.

QE Composite Score (1-5)

- Value
- Valuation
- Balance Sheet

- Momentum
- Earnings
- Price]

©2006 Domini Social Investments LLC

For Investment Professional Use Only. Not for further distribution.

Proposed Portfolio Construction Process

Step 3: Select stocks

[graphic:

1-ranked
Primary basis for new purchases into portfolio

2-ranked
Sometimes used for new purchases, particularly for diversification, sector and country balancing

3-, 4-, 5-ranked
Stocks held selectively for risk control purposes, otherwise an indicator to sell]

©2006 Domini Social Investments LLC

For Investment Professional Use Only. Not for further distribution.

Domini Social Investments

Investment Process

◆Domini Social Investments – Research Staff

•Chief Investment Officer and SRI Portfolio Manager provide oversight, guidance, and portfolio analysis.
•Lead Research Analyst + 2 Research Associates screen 1000 stock universe, 24 industry group analyses.
•Continuous monitoring of portfolio companies for controversies.

◆Domini Investment Committee

•5 members meet quarterly
•Annual review of each company at a minimum

◆Domini Standards Committee

•3 members meet monthly
•Maintain Domini’s global social and environmental standards

©2006 Domini Social Investments LLC

For Investment Professional Use Only. Not for further distribution.

Proposed Management Team

©2006 Domini Social Investments LLC

For Investment Professional Use Only. Not for further distribution.

Proposed Portfolio Management Team

Domini Social Investments LLC

Steven Lydenberg, CFA
Chief Investment Officer
31 Years of Professional Experience
MFA, Cornell University, 1972

Jeff MacDonagh, CFA

SRI Portfolio Manager

6 Years of Professional Experience

M.S. in technology policy and M.S. in environmental planning, Massachusetts Institute of Technology, 2000

Supported by 3 Research Analysts

Wellington Management Company

Mammen Chally, CFA
Vice President
15 Years of Professional Experience
MBA, Northeastern University, 1994

Donald S Tunnell

Vice President

15 Years of Professional Experience

MBA University of Chicago, 1997

James A Rullo, CFA

Senior Vice President

24 Years of Professional Experience

MBA, Babson College (Olin), 1985

Supported by 12 Equity Quantitative Analysts

©2006 Domini Social Investments LLC

For Investment Professional Use Only. Not for further distribution.

Summary and Legal Disclosure

©2006 Domini Social Investments LLC

For Investment Professional Use Only. Not for further distribution.

Summary

◆Unwavering commitment to SRI

◆Capitalize on SRI advantage
◆Robust SRI research team
◆Experienced quantitative investment manager

©2006 Domini Social Investments LLC

For Investment Professional Use Only. Not for further distribution.

Fund Information

Domini Social Equity Fund

Inception Date: June 3, 1991

Investor class (DSEFX) shares

CUSIP: 257132100

Minimum Investment: $2,500

Domini European Social Equity Fund

Inception Date: October 3, 2005

Investor class (DEUFX) shares

CUSIP: 257132506

Minimum Investment: $2,500

Domini Social Bond Fund

Inception Date: June 1, 2000

Investor class (DSBFX) shares

CUSIP: 257132209

Minimum Investment: $2,500

Domini Social Equity Fund Class R*

Inception Date: November 28, 2003

Class R (DSFRX) shares

CUSIP: 257132308

Min. Investment for Retirement Plans: $2,500

Domini Social Equity Portfolio Class A

Inception Date: May 1, 2005

Class A (DSEPX) shares

CUSIP: 257130104

Minimum Investment: $2,500

Domini European Social Equity Portfolio Class A

Inception Date: October 3, 2005

Class A (DEEPX) shares

CUSIP: 257130203

Minimum Investment: $2,500

Domini Institutional Social Equity Fund**

Inception Date: May 30, 1996

Institutional class (DIEQX) shares

CUSIP: 257131102

Minimum Investment: $2 Million

Minimum Investment for DC Plans: $10 Million

* Available to certain eligible retirement plans that provide various shareholder services to the accounts. See the

prospectus for more details.

** Available for qualified foundations, endowments, nonprofit organizations, individuals, and certain corporate or similar institutions approved by the Fund’s distributor.

©2006 Domini Social Investments LLC

For Investment Professional Use Only. Not for further distribution.

Legal Disclosure

Definitive proxy statements will be mailed to eligible shareholders on or about June 15, 2006 in connection with the solicitation of proxies by the Board of Trustees of the Domini Social Equity Fund, the Domini Institutional Social Equity Fund, the Domini European Social Equity Fund and the Domini Social Bond Fund (the Funds). Information regarding the Trustees and Officers of the Funds may be obtained by calling Domini Funds at 1-800-582-6757.

The proxy statement contains important information. Shareholders are strongly encouraged to read the proxy statement when they receive it. The proxy statement will be available for free at the website of the Securities and Exchange Commission, www.sec.gov, and from Domini Funds by calling Domini at 1-800-582-6757 or by downloading the proxy statement from Domini's website at www.domini.com.

©2006 Domini Social Investments LLC

For Investment Professional Use Only. Not for further distribution.

Legal Disclosure

Past performance is no guarantee of future results. The Domini Funds are not insured and are subject to market risks. Investment return, principal value, and yield of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. You may lose money.

During periods of rising interest rates, bond funds can lose value. The Domini Social Bond Fund currently holds a large percentage of its portfolio in mortgage-backed securities. During periods of falling interest rates, mortgage-backed securities may prepay the principal due, which may lower the Fund’s return by causing it to reinvest at lower interest rates. Some of the Fund’s community development investments may be unrated and carry greater credit risks than its other investments.

Investing internationally involves special risks, such as currency fluctuations, social and economic instability, differing securities regulations and accounting standards, limited public information, possible changes in taxation, and periods of illiquidity.

The Advisor waived certain fees payable by the Funds during the period and the Funds’ average annual and quarterly total return would have been lower had these not been waived. Total return figures are historical and include changes in share price and reinvestment of dividends and capital gains. Current performance may be lower or higher than the performance data quoted. Performance information current to the most recent month-end is available at www.domini.com, or call 1-800-582-6757.

The composition of the Funds’ portfolios is subject to change. The Standard & Poor’s 500 Index (S&P 500) is an unmanaged index of common stocks. The Lehman Brothers Intermediate Aggregate Index is an unmanaged index of intermediate-duration fixed-income securities. The Morgan Stanley Country Index Europe (MSCI Europe) is an unmanaged index of common stocks. Investors cannot invest directly in an index. View the Funds’ most recent Annual or Semi-Annual Report, containing a complete description of the Funds’ portfolios.

KLD Research & Analytics (KLD) is the owner of the Domini 400 Social IndexSM ("the Index"). KLD determines the composition of the Index but is not the manager of the Domini Social Equity Trust, the Domini Social Equity Fund, the Domini Social Equity Portfolio, or the Domini Institutional Social Equity Fund. Domini 400 Social IndexSM is a service mark of KLD Research & Analytics, Inc. which is used under license.

DSIL Investment Services LLC is not affiliated with KLD Research & Analytics, Inc., Seix Advisors, or Wellington Management Company, LLP.

This commentary should not be considered a recommendation of the financial attractiveness as an investment of any of the companies mentioned. This material must be preceded or accompanied by a current prospectus. Please read it carefully before investing.

DSIL Investment Services LLC, Distributor. 06/06

©2006 Domini Social Investments LLC

For Investment Professional Use Only. Not for further distribution.